EXHIBIT 23.2


             INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM'S CONSENT

We hereby consent to the use in this Registration Statement of OmniCorder Technologies, Inc. on Amendment No. 1 to Form SB-2 of our report, which includes an explanatory paragraph as to the company's ability to continue as a going concern, dated March 10, 2005 relating to the financial statements of OmniCorder Technologies, Inc., appearing in the Prospectus, which is a part of such Registration Statement, and to the use of our name as it appears under the caption "Experts."

/s/ Marcum & Kliegman LLP


New York, New York
May 11, 2005